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                                                                  EXHIBIT (C)(3)


                             SHAREHOLDER AGREEMENT
                             ---------------------


          SHAREHOLDER AGREEMENT (this "Agreement"), dated as of November 22,
                                       ---------
1998, among GE Fanuc Automation North America, Inc., a Delaware corporation ("Parent"), Orion Merger Corp., an Illinois corporation and a wholly owned
  ------
subsidiary of Parent ("Sub"), and the undersigned shareholder (the
                       ---
"Shareholder") of Total Control Products, Inc., an Illinois corporation (the
 -----------
"Company").
 -------

          WHEREAS, Parent, Sub and the Company, propose to enter into an Agreement and Plan of Merger dated as of even date herewith (as the same may be amended or supplemented, the "Merger Agreement") to provide for the making of a
                              ----------------
cash tender offer (as such offer may be amended from time to time, the "Offer")
                                                                        -----
by Sub for any and all Common Shares, no par value, of the Company (the "Common
                                                                         ------
Stock") at the Offer Price (as defined in the Merger Agreement) and the merger
-----
of the Company and Sub (the "Merger");
                             ------

          WHEREAS, the Shareholder legally and/or beneficially owns that number of shares of Common Stock appearing on the signature page hereof (such shares, as they may be adjusted by any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company (each, an "Adjustment Event")
                                                            ----------------
being referred to herein as the "Subject Shares"); and
                                 --------------

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have requested that the Shareholder enter into this Agreement;

          NOW, THEREFORE, to induce Parent and Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

          1.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER.  The
              -------------------------------------------------
Shareholder hereby represents and warrants to Parent and Sub as follows:

          (a)  Authority.  The Shareholder has all requisite power and authority
               ---------
     to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without
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     notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Shareholder or to the Shareholder's property or assets. Except for the expiration or termination of the waiting period under the HSR Act and informational filings with the SEC, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby.

          (b)  The Shares.  The Shareholder has good and marketable title to the
               ----------
     Subject Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Shareholder owns no shares of Common Stock other than the Subject Shares.

          2.  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.
              ------------------------------------------------

          (a)  Authority.  Parent and Sub hereby represent and warrant to the
               ---------
     Shareholder that each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub enforceable in accordance with its terms.

          3.  COVENANTS OF THE SHAREHOLDER.   The Shareholder agrees as follows:
              ----------------------------

          (a) At any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the approval of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to adversely affect the Shareholder.

          (b) At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Shareholder's vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the

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     Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal or (ii) any amendment of the Company's articles of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

          (c) The Shareholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the sale, transfer, pledge, assignment or other disposition of, the Subject Shares to any person other than Sub or Sub's designee or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection, directly or indirectly, with any Takeover Proposal.

          (d) The Shareholder shall not, nor shall the Shareholder permit any investment banker, attorney or other adviser or representative of the Shareholder to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

          (e) So long as the Merger Agreement has not been terminated, the Shareholder shall tender pursuant to the Offer, and not withdraw, all of the Subject Shares.

          4.  FURTHER ASSURANCES.  The Shareholder will, from time to time,
              ------------------
execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent or Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          5.  ASSIGNMENT.  Neither this Agreement nor any of the rights,
              ----------
interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns and, in the case of the Shareholder, the heirs, executors and administrators of the Shareholder.

          6.  TERMINATION.  Except as provided otherwise herein, this Agreement
              -----------
shall terminate upon the earlier of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the termination of the Merger Agreement in accordance with its terms; provided, however, that this Agreement will not terminate until
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120 days after termination pursuant to clause (ii) immediately above if (A) the
Merger Agreement is terminated by Parent or Sub pursuant to

                                      -3-
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Section 8.1(d) thereof, (B) the Merger Agreement is terminated by the Company pursuant to Section 8.1(e) thereof or (C) unless the Company has terminated the Merger Agreement pursuant to Section 8.1(f) or Section 8.1(g) thereof, prior to the termination, a Takeover Proposal (as defined in the Merger Agreement) shall have been commenced or the Company shall have entered into an agreement with respect to, approved or recommended or taken any action to facilitate, a Takeover Proposal.

          7.  GENERAL PROVISIONS.
              ------------------

          (a) Expenses.  Each party hereto shall pay its own expenses incurred
              --------
     in connection with this Agreement, except as specified in the Merger Agreement.

          (b) Specific Performance.  The parties hereto agree that irreparable
              --------------------
     damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Illinois in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non conveniens or any other objection to venue therein). Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

          (c) Notice.  All notices, requests, demands and other communications
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     hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or if sent by telex or telecopier (and also confirmed in writing) to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

          (i)  if to Parent or Sub, to:

                    GE Fanuc Automation  North America, Inc.
                    Route 29 and Route 606
                    Charlotttesville, Virginia 22911
                    Attention:  President and CEO
                    Facsimile No.:  804-978-5320

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                    for overnight courier deliveries, to:

                    GE Fanuc Automation North America, Inc.
                    Route 29 North and Route 606
                    Charlottesville, Virginia 22911
                    Attention:  Senior Vice President and General Counsel

                    with copies to:

                    GE Fanuc Automation North America, Inc.
                    P.O. Box 8106
                    Charlottesville, Virginia 22911
                    Attention: Senior Vice President and General Counsel Facsimile No.: 804-978-5320

                    and

                    Sidley & Austin
                    One First National Plaza
                    Chicago, Illinois  60603
                    Attention:  Thomas A. Cole
                                Dennis V. Osimitz
                    Facsimile No.:  312- 853-7036

          (ii) if to the Shareholder, to:

                    Nicholas Gihl
                    433 Hillside
                    Elmhurst, Illinois  60126
                    Facsimile No.:  630-617-5327

                    with a copy to:

                    D'Ancona & Pflaum
                    30 North LaSalle - Suite 2900
                    Chicago, Illinois
                    Attention: Mark Albert
                    Facsimile No.: 312-580-0923

          (d)  Parties in Interest.  This Agreement shall inure to the benefit
               -------------------
     of and be binding upon the parties named herein and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person

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     other than Parent, Sub or the Shareholder, or their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

          (e) Entire Agreement; Amendments.  This Agreement contains the entire
              ----------------------------
     agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

          (f) Headings.  The section headings herein are for convenience only
              --------
     and shall not affect the construction of this Agreement.

          (g) Counterparts.  This Agreement may be executed in one or more
              ------------
     counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

          (h) Governing Law.  Except to the extent that the laws of the State of
              -------------
     Illinois are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (i) Capitalized Terms.  Capitalized terms not otherwise defined in
              -----------------
     this Agreement shall have the meanings set forth in the Merger Agreement.

          (j) Severability.  If any term or other provision of this Agreement is
              ------------
     invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

          8.  NO LIMITATIONS ON ACTIONS OF THE SHAREHOLDER AS A DIRECTOR.
              ----------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Shareholder to take or in any way limit any action that the Shareholder may take to discharge the Shareholder's fiduciary duties as a director of the Company.

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          IN WITNESS WHEREOF, each of Parent, Sub and the Shareholder has caused this Agreement to be signed by its officer thereunto duly authorized and the Shareholder has signed this Agreement, all as of the date first written above.


                         GE FANUC AUTOMATION NORTH
                           AMERICA, INC.



                         By:  /s/ Joseph M. Hogan
                            --------------------------
                              Name:  Joseph M. Hogan
                              Title: President and CEO



                         ORION MERGER CORP.



                         By:   /s/ Donald A. Ross
                            --------------------------
                              Name:  Donald A. Ross
                              Title: Vice President

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                              SHAREHOLDER



                              /s/ Nicholas Gihl
                              ----------------------------
                              Nicholas Gihl


                              Number of shares of Common Stock owned by the Shareholder on the date hereof:

                                   675,000

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